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                                                                Exhibit 23.4





The Boards of Directors
Keith Monument Companies:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                      /s/ KPMG Peat Marwick LLP
                                      ------------------------------
                                          KPMG Peat Marwick LLP


Louisville, KY
October 20, 1997